UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COPA HOLDINGS, S.A.
(Exact name of Registrant as specified in its charter)

Republic of Panama	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
Boulevard Costa del Este, Avenida Principal y Avenida de la Rotonda
Urbanización Costa del Este
Complejo Business Park, Torre Norte
Parque Lefevre
Panama City, Panama
(+507 303-3348)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐
Securities Act registration statement file number to which this Form relates: 333-129967
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Common Stock, without par value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None.
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.
The class of securities to be registered hereunder is Class A Common Stock, without par value (the “Common Stock”) of Copa Holdings, S.A. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of Capital Stock” in the Prospectus included in the Registration Statement on Form F-1 (File No. 333-129967) filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on November 28, 2005, together with the description set forth under such heading included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933) and in the form of any final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) or included in any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933), is incorporated herein by reference.
Item 2. Exhibits.
None

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COPA HOLDINGS, S.A.

Date: December 12, 2005	By:	/s/ Victor Vial

Name: Victor Vial
Title: Chief Financial Officer